Exhibit 99.1

CannaSys, Inc.

Audited Financial Statements

For the Period (Inception of October 4, 2013) Ended December 31, 2013

{00246313/4 }

CannaSys, Inc.
Index to Financial Statements
Year ended December 31, 2013

Report of Independent Public Accounting Firm 2

Financial Statements:

Balance Sheets 3

Statements of Operations 4

Statements of Changes in Members’ Deficit 5

Statements of Cash Flows 6

Notes to Financial Statements 7

{00246313/4 }

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CannaSys, Inc.:

We have audited the accompanying balance sheets of CannaSys, Inc. (“the Company”) as of December 31, 2013 and the related statement of operations, changes in members’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of CannaSys, Inc., as of December 31, 2013 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Denver, CO
August 20, 2014

Cannasys, Inc. Balance Sheet Year Ended December 31, 2013
Assets

Current Assets
Cash and cash equivalents	88,389
Prepaid expenses	1,685
Total Current Assets	90,074

Total Assets	90,074

Liabilities and Members' Deficit

Current Liabilities:
Accounts payable	10,000
Accrued Expenses	2,579
Total Current Liabilities	12,579

Members' Deficit
Members' Equity	109,988
Retained Earnings	(32,493)
Total Equity	77,495

Total Liabilities and Members' Deficit	90,074

The accompanying notes are an integral part of these financial statements.

CannaSys, Inc. Statements of Operations Year Ended December 31, 2013

For the Year Ended
December 31, 2013

Sales revenue	-
Cost of goods sold	-
Gross Profit	-

Operating Expenses
General and administrative	32,493
Total Operating Expenses	32,493

Loss from Operations	(32,493)

Other income (expense)
Interest expense	-
Other	-
Other income (expense), net	-

Net loss and comprehensive loss	(32,493)

The accompanying notes are an integral part of these financial statements.

{00246313/4 }

CannaSys, Inc.
Statements of Changes in Members’ Deficit
Year ended December 31, 2013

Members' Deficit

Balance at Inception Date October 4, 2013	-

Net Loss for the year ended December 31, 2013	(32,493)

Contributions	109,988

Balance at December 31, 2013	77,495

The accompanying notes are an integral part of these financial statements.

{00246313/4 }

CannaSys, Inc.
Statement of Cash Flows
Year Ended December 31, 2013

For the Period
(Inception of October 4, 2013)
Ended December 31, 2013
Cash flow from operating activities
Net loss	(32,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization
Unpaid interest
Change in operating assets and liabilities:
Accounts receivable
Inventory
Prepaid expenses	(1,685)
Accounts payable	10,000
Accrued Expenses	2,579
Commissions payable
Net cash used in operating activities	(21,599)

Cash flow (used for)/provided by investing activities

Cash flow used for financing activities
Capital Contributed	109,988
Member activity
Net cash provided by financing activities	109,988

Net (decrease)/increase in cash	88,389
Cash at beginning of the year	-
Cash at end of the year	88,389

Supplemental Disclosures:
Interest paid	--
Income taxes paid	--

The accompanying notes are an integral part of these financial statements.

{00246313/4 }

CannaSys, Inc.
Notes to Financial Statements

1.  Nature of Organization and Summary of Significant Accounting Policies

Organization and Nature of Operations

The Company’s sole direction is to provide technology services in the ancillary space of the cannabis industry.  The Company is a technology company and does not produce, sell or handle in any manner cannabis products.    CannaSys was formed to serve the technology needs of the cannabis industry.  As the current cannabis industry grows and gains momentum around the country, technology needs for the industry have been largely under-served. CannaSys’s focus on this niche element of the industry creates many efficient and profitable tools for both industry owners and consumers. The Company was originally formed as a limited liability company on October 4, 2013 as CannaSys, LLC and it converted to a C corporation on June 26, 2014 as CannaSys, Inc.

CannaSys consists of two companies that together serve the entire cannabis industry from grower-wholesaler to end-user via the technologies CannaTrade and CannaCash.

CannaTrade is the technology that will formalize the wholesale marketplace for cannabis and its related products by serving as a mobile and web-based service that licensed producers and retailers can facilitate a market rate based exchange. CannaTrade’s real-time trading platform will be unique to the industry and begin to facilitate the efficient marketplace that will ultimately occur as more states legalize marijuana.

CannaCash will fulfill the need of creating a dynamic gift card program and reward points system for recreational and medical cannabis consumers. The technology program will further assist in allowing retailers the ability to create loyalty programs that can be effectively managed and allow the retailers to reach a broader consumer base. CannaCash is also designed to allow the consumer an efficient way to populate a card with cash value and begin using the points-based rewards program.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, the Company has a limited operating history and has suffered operating losses since Inception (October 4, 2013).  These factors, among others, may indicate that the Company may be unable to continue as a going concern.

In recent years, we have relied upon our president and certain shareholders to contribute capital to maintain our limited operations .There is no assurance that these loans will continue, or that we will be successful in raising the capital required to continue our operations.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and/or liabilities that might be necessary should we be unable to continue as a going concern.  Our continuation as a going concern is dependent upon our ability to meet our obligations on a timely basis, and, ultimately to attaining profitability.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles permits management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

{00246313/4 }

Cash and Cash Equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents.  We had no financial instruments that qualified as cash equivalents at December 31, 2013.

Fair Value of Financial Instruments

The carrying amounts of cash and current liabilities approximate fair value because of the short-term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments.

The FASB ASC clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.
Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.
Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Earnings (Loss) per Common Share

We report earnings (loss) per share using a dual presentation of basic and diluted earnings (loss) per share.  Basic earnings (loss) per share excludes the impact of common stock equivalents.  Diluted earnings (loss) per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents.  At December 31, 2013, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Income Taxes

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

We have analyzed filing positions in all of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions.  The Company has identified its federal tax return and its state tax return in Colorado as “major” tax jurisdictions, as defined.  We are not currently under examination by the Internal Revenue Service or any other jurisdiction.  The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow.  Therefore, no reserves for uncertain income tax positions have been recorded.

Stock-Based Compensation

Stock-based compensation is accounted for under ASC 718 "Share-Based Payment", using the modified prospective method. ASC 718 requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. ASC 718 also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (generally the vesting period).

Fiscal Year-end

The Company operates on a December 31 year-end.

1.  Related Party Transactions

During the year ended December 31, 2013, F-Squared Enterprises LLC contributed $7,488 to us for working capital. F-Squared Enterprises LLC is owned 100% by Brandon Jennewine who serves as a managing member of CannaSys. Dan Rogers also contributed $2,500 to the Company and is a related party to the company.

2.  Equity Transactions

B44 LLC also contributed $100,000 and is not a related party to the Company.

3.  Income Taxes

The Company has incurred net operating losses since inception resulting in a deferred tax asset, which has been fully allowed for; therefore, the net benefit and expense resulted in no income tax provision.

4.  Subsequent Events

We have evaluated the effects of all subsequent events through the date the accompanying financial statements were available for use.

On August 15, 2014 the Company entered into an Agreement and Plan of Merger with Thermal Tennis, Inc., a publically held Nevada corporation. As a result of the merger, 100% of the outstanding Common Stock of the Company immediately prior to the closing of the Agreement and Plan of Merger was exchanged for 6,000,000 shares of Thermal Tennis’s Common Stock. At the closing of the merger the board of directors of Thermal Tennis was expanded to two persons and Brandon C. Jennewine was appointed a director, joining Robert R. Deller. Subject to meeting the filing and 10-day advance notice requirements of Rule 14f-1 under the Exchange Act, Mr. Deller will resign as a director, and Daniel J. Rogers will be appointed director. Upon compliance with Regulation 14A of the Exchange Act, Thermal Tennis will amend its articles of incorporation to change its name to CannaSys, Inc. and make other changes to it articles of incorporation as deemed warranted by the board.

Private Placement

On or about August 7, 2014, Thermal Tennis, Inc. issued a total of 1,000,000 unregistered shares of common stock to a total of 20 persons in exchange for $500,000. The proceeds of this offering were delivered to the Company for working capital. The shares were issued in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

9

{00246313/4 }